EXHIBIT 99.1

MASTER LEASE AMENDMENT

TO THE LEASE AGREEMENTS DESCRIBED BELOW

BETWEEN

WAL-PAT, LLC

AND

FLANDERS/PRECISIONAIRE CORP

This Master Lease Amendment (the “Amendment”), executed by the parties on September 6, 2007, (the “Amendment Effective Date”), between WAL-PAT, LLC, a North Carolina limited liability company (hereinafter “Lessor”) and FLANDERS/PRECISIONAIRE CORP, a North Carolina corporation (hereinafter “Lessee”) (both of which may collectively be referred to as the “Parties”), amends each of the Lease Agreements between Lessor and Lessee described below (together, the “Leases”, and individually, a “Lease”) as follows:

RECITALS:

WHEREAS, Lessor and Lessee entered into the following Leases as of the effective dates shown below:

Location	Effective Date
900 Carpenters Crossing Folcroft, PA	February 1, 2006
350 Page Road Washington, NC	December 8, 2005
1109 New Hope Road Raleigh, NC	January 1, 2006
5440 N. E. Greenville Boulevard Greenville, NC	April 1, 2006
1050 J. Cole Road Boise, ID	April 1, 2006
2502 Wehring Road Rosenburg, TX	May 1, 2007
10575 S.W. Latham Street Clarkton, NC	July 1, 2006
1418 Wal-Pat Road Smithfield, NC	January 1, 2006

WHEREAS, the Parties wish to amend each Lease in certain respects.

NOW THEREFORE, in consideration of the rents and the mutual agreements contained herein, the Parties hereby agree as follows:

1.0	RENT: Paragraph b. Adjusted Base Rent, in each Lease is deleted in the entirety.

2.0

NOTICE FOR SALE OR TRANSFER OF PREMISES OR EQUITY INTERESTS IN WAL-PAT. Lessor agrees to provide Lessee at least thirty (30) days advance notice of any (i) proposed sale, transfer or exchange of any Premises or (ii) any proposed sale, transfer or assignment of a majority of the equity interests in Lessor to a party other than Steve Clark or Robert Amerson. The purpose of thirty (30) days advance notice is to provide Lessee adequate time to evaluate its options and rights as set forth in this Amendment.

3.0

SALE OR TRANSFER OF PREMISES/EQUITY OF LESSOR: Upon a (i) proposed sale, exchange or other transfer of the Premises, or (ii) any proposed sale, transfer or assignment of a majority of the equity interests in Lessor to a party other than Robert Amerson or Steve Clark, Lessee shall have the option of either (i) continuing the Leases on their current terms, or (ii) negotiating new lease terms with the transferee/new owners of the Premises or Lessor. If the Lessee is unable to negotiate acceptable revised lease terms and conditions with the transferee/new owners of the Premises or Lessor, Lessee shall have the right to terminate the subject Lease or Leases for the Premises with 60-days notice to Lessor in which event Lessee will have no further liabilities or obligations to Lessor or transferee/new owners of the Premises/Lessor, other than obligations for rent and other occupancy costs through the effective date of lease termination as set forth in Lessee’s notice of lease termination to Lessor.

4.0	RIGHT OF FIRST REFUSAL:

a.

If Lessor shall receive a bona fide offer, solicited or unsolicited, from a third party (the “Proposed Purchaser”) to purchase the Premises and is willing to accept such bona fide offer, Lessor shall promptly send written notice (the “Notice”) to the Lessee offering to sell the Premises to the Lessee at the same price and upon the same terms and conditions that are contained in the bona fide offer from the Proposed Purchaser. The Notice shall contain a true and complete copy of the bona fide offer, setting forth the price and all terms and conditions with the names and addresses of the Proposed Purchaser.

b.

Whenever, under this Agreement, a bona fide offer to purchase the Premises has been received, and written notice thereof has been sent to the Lessee by the Lessor, the Lessee shall have the right (but not the obligation) to purchase the Premises by giving written notice of acceptance to the Lessor within ninety (90) days after receipt of the Notice. Lessee shall have an additional period of ninety (90) days to close upon the purchase of the Premises.

c.

If the Lessee shall not elect, within the prescribed time period, to purchase the Premises, the Lessor shall have the right to accept the bona fide offer and to sell the Premises, but only in strict accordance with all of the provisions of the bona fide offer and only if the sale is fully consummated within sixty (60) days after the mailing of the Notice.

d.

Notwithstanding the provisions set forth in this Right of First Refusal as set forth above, Lessee shall still have the right to renegotiate or terminate the Lease as set forth in Section 3.0 above, if Lessee elects not to exercise its right of first refusal.

5.0	CHANGE IN CONTROL OF LESSEE.

(a)	For purposes of this Amendment, “Change of Control” means:

(1)

The closing of any merger, combination, consolidation or similar business transaction involving the Lessee in which the holders of Lessee’s common stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the surviving person or entity in such transaction (a “Business Combination”); or

(2)

The closing of any sale by the Lessee or its subsidiaries of all or substantially all of their assets to an acquiring person or entity in which the holders of common stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person (an “Asset Sale”); or

(3)

Any event in which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, excluding Robert Amerson and Steve Clark, who prior to the time of such event owned less than fifty percent (50%) of the then outstanding common stock of the Lessee, shall acquire such additional shares of Lessee’s common stock in one or more transactions, or series of transactions, such that, following such transaction or transactions, such person or persons and affiliates own more than fifty percent (50%) of the Lessee’s outstanding common stock (a “Stock Sale”); or

(b)

In the event of a Change in Control of the Lessee through a Business Combination, Asset Sale or Stock Sale, then as a pre-condition to the closing of any such Change in Control transaction or event, the Lessee shall have the option of either (i) continuing the Leases on their current terms, or (ii) negotiating new lease terms with Lessor. If the Lessee is unable to negotiate revised lease terms acceptable to Lessee with Lessor, then Lessee shall have the right to terminate all or any of the Leases for the Premises with 60-days notice to Lessor in which event Lessee will have no further liabilities or obligations to Lessor, other than obligations for rent and other occupancy costs through the effective date of lease termination as set forth in Lessee’s notice of lease termination to Lessor.

6.0

LESSEE PURCHASE OPTION. During the term of any Lease, Lessor grants to Lessee or its assigns an option to purchase the Premises on the terms and for a price, payable in cash, as described below. If Lessee decides to exercise its purchase option, it shall give Lessor ninety (90) days’ written notice. The purchase price for the Premises shall be the value as ascertained by an M.A.I. Appraiser mutually agreeable to the parties, pursuant to an appraisal, with a date not less than ninety (90) days prior to the closing date for the purchase option. Lessee will receive, at Lessor’s expense, title insurance on the Premises, subject to easements, restrictions and reservations of record then in existence. When the Lessee shall exercise its option to purchase the Premises, as provided for herein, Lessor shall, as an incident to the above referenced closing, transfer, sign and convey any and all warranties, mechanical or otherwise that Lessor may possess or have rights under, affecting the equipment, fixtures, personalty, plumbing system, electrical system, heating, ventilation and air conditioning system, pertinent to the Premises and Lessor shall transfer whatever interests it may have to any personal property located upon or within the Premises. It is an express condition of Lessee exercising its purchase option that the purchase price be an amount sufficient to satisfy the Lessor’s then current unpaid obligations to BB&T for the acquisition of the Premises. In addition, in order for Lessee to exercise its purchase option (i) BB&T must agree to release the applicable number of Lessee’s shares pledged by Robert Amerson for that Premises and (ii) BB&T must provide partial releases of the personal guaranties of Robert Amerson and Steve Clark, as applicable, at least equal to the unpaid obligations due BB&T for that Premises.

7.0	DEFINITIONS: All terms used in this Amendment shall have the meaning set forth in this Amendment or, if no such definition is included in this Amendment, the meaning set forth in the Leases.

8.0	GENERAL PROVISIONS:

8.1

All terms and references used in the Amendment and which are defined or construed in the Leases but are not defined or construed in this Amendment shall have the same meaning and construction in this Amendment as in the Leases.

8.2	Except as expressly stated herein to the contrary, all terms and conditions of the Leases shall remain in full force and effect in all other respects.

8.3	Each Lease and this Amendment shall be construed as one document and this Amendment shall be deemed to be part of the Lease.

8.4

The parties agree that damages may be an insufficient remedy and accordingly consent to a court of competent jurisdiction ordering specific performance or other equitable relief as an available remedy to enforce the provisions of this Amendment.

8.5	In the event of any conflict between the terms of this Amendment and the terms of the Leases, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Amendment to the Leases to be executed as of the date first shown above by their respective duly authorized representatives:

WAL-PAT, LLC		FLANDERS/PRECISIONAIRE CORP.
(Lessor)		(Lessee)

By:	/s/ Robert R. Amerson	By:	/s/ Harry L. Smith
Title:	Manager	Title:	Chief Operating Officer
Date:	September 6, 2007	Date:	September 6, 2007